EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-238879) on Form S-3 and (Nos. 333‑117896, 333-103467, 33-15894, 33-15895 and 333-271755) on Form S-8 of our reports dated February 26, 2025, with respect to the consolidated financial statements and financial statement schedule II listed in the Index in Item 15(a)(2) of Werner Enterprises, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Omaha, Nebraska
February 26, 2025